Exhibit 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a)

I, Douglas J. Swirsky, certify that:

1. I have reviewed this annual report on Form 10-K of Rexahn Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2020

By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky
Chief Executive Officer and President